Exhibit 99.1

SEVERANCE AND CONSULTING AGREEMENT
This Severance and Consulting Agreement (“Agreement”) is entered into between Applied Micro Circuits Corporation, a Delaware corporation, having its principal place of business at 215 Moffett Park Drive, Sunnyvale, CA 94089 on behalf of itself and its subsidiaries (“Company”), and Robert Bagheri, an individual, having a place of business at *** (“Consultant”).
A. Severance and Release
1.	This Agreement is entered into in connection with Consultant’s termination as a full-time employee of the Company and will become effective February 1, 2008 (the “Effective Date”).

2.	This Agreement supersedes the terms of the employment agreement entered into between Consultant and Company on October 17, 2005 (the “Employment Agreement”), except that a) Section 9 of the Employment Agreement will remain in full force and effect, and is incorporated by reference herein; AND b) Consultant agrees to execute the General Release of Claims set forth as Exhibit A and incorporated into this Agreement by reference.
B. Performance of Services
1.	Consultant shall perform the services specified in Exhibit B, attached hereto and made a part hereof. Consultant shall deliver deliverables, if set forth in Exhibit B conforming to Acceptance Criteria, if set forth in Exhibit B and shall meet the Schedule, if set forth in Exhibit B. The deliverables set forth in Exhibit B, as well as the services and all tangible and intangible results of Consultant’s performance of services pursuant hereto are herein referred to, individually and collectively, as “the Work.” Consultant warrants that the Work will be performed in a professional competent manner.
C. Intellectual Property Ownership
1.	The Work, including any and all inventions, improvements, discoveries and technical developments embodied therein or resulting there from, whether or not patentable, which Consultant develops solely or jointly with others, and all patents, trademarks, mask work, copyrights, trade secrets, and all tangible things, produced, developed, improved or otherwise created by Consultant in the performance of the Work or resulting there from (hereinafter “Work Product”) are and shall be the exclusive property of the Company.

2.	Consultant hereby assigns to Company all rights, title and interest to the Work and Work Product and agrees to cooperate with the company or its designee(s) both during and after the term of this Agreement in the procurement and maintenance of the Company’s rights in the Work and Work product and to sign all documents, including patent and copyright assignments, which the Company may deem necessary and desirable for vesting and perfecting such rights with Company.

3.	Consultant agrees to execute any further assignments in order to ensure and perfect ownership of intellectual property embodied in or resulting from the Work or Work Product. Consultant shall maintain adequate and current written records of the Work and Work Product and shall disclose such records to Company upon request.

D. Confidentiality and Non-Competition
1.	Either party may disclose to the other party Confidential Information as defined in this Agreement. As defined herein, “Confidential Information” means information or material proprietary to either party, whether written or oral, tangible or intangible, relating, but not limited to, the parties’ business and products. Confidential Information may include, but is not limited to, data, know-how, trade secrets, designs, plans, processes, drawings, specifications, algorithms, reports, customer and supplier lists, pricing information, and marketing techniques and materials, whether related, but not limited to, either party’s past, present or future business activities, research, manufacturing, design, development, or products.

2.	Any information provided by Company to Consultant or obtained by Consultant while on the Company’s premises or in the course of performing Work, including the terms of this Agreement, information relating to products, method of manufacture, services or business affairs of the Company (including but not limited to the Work, Work Product, and the Interim Versions) is the Company’s confidential and proprietary information (“Confidential Information”). Confidential Information will be treated by Consultant as confidential, using at least the degree of care Consultant uses with its own Confidential Information, but no less than reasonable care. Consultant shall not use the Confidential Information for any purpose other than performance of the Work, and shall not disclose Confidential Information to any person or entity, except for Consultant’s employees which are bound by confidentiality obligations, provided that they agree to maintain the confidentiality of the Confidential Information; have a need to know the Confidential Information in order for Consultant to perform the Work; and agree not to use the Confidential Information except for in performance of the Work. Upon Company’s request, Consultant will return to the Company, all documents or other information furnished by the Company including all copies thereof. No disclosures of Confidential Information shall constitute the grant of any express or implied license or right of Consultant to use the Confidential Information, other than for the purpose expressly specified in this Agreement.

3.	Consultant warrants, represents and covenants that Consultant shall not use for the benefit of the Company, or disclose to the Company any trade secret or proprietary information of any third party, including but not limited to those of any present or former employer of Consultant.

4.	So long as Consultant is performing services for the Company, Consultant agrees not to engage in outside consulting or employment that competes or interferes in any way with the business of the Company, or consult with or become employed by a competitor of the Company without express written permission of the Company. Consultant agrees to notify Company whenever prospective employment would actually create, or create the appearance of, any conflict of interest or violation of this provision.

5.	Consultant agrees to notify Company within 5 days upon acceptance of full time employment, identifying the name of his new employer.

6.	During the term of this Agreement and for a period of two (2) years thereafter, Consultant agrees not to solicit any employee of the Company, directly or indirectly, to leave the employment of the Company.

7.	Consultant acknowledges that Company may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Nothing in this agreement shall be construed as a representation or agreement that Company will not develop, or have developed for it, products, concepts, systems, techniques, and other related items that are similar to or compete with the products, concepts, systems, techniques, and other related items contemplated by or embodied in the Confidential Information, which shall become Company’s Confidential Information while Consultant is engaged in this Agreement.
E. Payment
1.	Company’s sole liability and obligation to Consultant shall be payment of the amounts set forth in Exhibit B. Company shall not be liable to Consultant for any additional work or services unless Company agrees, in writing, to pay such amounts. Consultant and his qualified dependants shall be eligible for COBRA insurance but shall bear the cost of such insurance.
F. Term and Termination
1.	This Contract will expire on January 31, 2009, unless extended by mutual agreement pursuant to a signed amendment to this Agreement.

2.	The Parties’ rights and obligations set forth in Sections A, B, C, D, E, G and Exhibit A shall survive termination of this Agreement.

3.	The Parties may terminate this consulting agreement at any time, without cause, by providing 30 days written notice.
G. Other Provisions
1.	Consultant may not assign any of its rights and obligations pursuant to this Agreement. Company may assign its rights pursuant to this Agreement, but shall remain liable for payments due pursuant to this Agreement.

2.	This Agreement and the Company’s applicable purchase order, respectively, in order of precedence, set forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to such subject matter. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

3.	This Agreement may be amended, modified, or superseded, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto.

4.	Any notice to be given hereunder must be in writing. Notice shall be deemed given and effective on the day following deposit, properly addressed and postage prepaid, for next day delivery with Federal Express or other overnight express mail service.

5.	Consultant shall comply with all applicable export laws.

6.	The Parties acknowledge and agree that the Confidential Information disclosed under this Agreement is unique and valuable to Company and that breach of the confidentiality obligations or use restrictions provided herein may cause substantial, immediate and irreparable damage Company for which monetary damages alone would not be an adequate remedy. Upon any such breach, or in the event that Company forms a reasonable and good faith belief that such a breach is imminent, Company shall be entitled to seek preliminary and other injunctive relief from any court of competent jurisdiction, with or without notice to the Recipient. This remedy shall be in addition to any and all other rights or remedies to which Company may be entitled at law or in equity.

7.	The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, without giving effect to the principles of conflict of law. No civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the Parties first make a good faith attempt to resolve the dispute through their management. In the event such good faith negotiation fails to fully resolve the dispute within thirty (30) days, the Parties agree to submit the dispute to JAMS for mediation. Either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in promptly selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings on an expedited basis. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If mediation fails to fully resolve the dispute, or if the dispute is not fully resolved within thirty (30) days of the initial written request for medication, the exclusive means for resolving the dispute shall be binding arbitration in San Francisco, California, before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, except as may otherwise be provided below. The language of the arbitration shall be English. The applicable substantive law shall be the law of California. The arbitrator shall, in the Award, allocate to the prevailing party the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. The arbitrator shall not be empowered to award damages in excess of, and/or in addition to, actual damages, such as punitive damages. The arbitrator shall deliver a reasoned written opinion in connection with the decision. Judgment on the Award may be entered in any court having jurisdiction. Notwithstanding the foregoing, nothing in this section shall preclude the Parties from seeking provisional remedies from a court of competent jurisdiction to protect their intellectual property rights pending completion of these prescribed alternative dispute resolution procedures. All deadlines in this section may be extended by mutual agreement of the Parties.

8.	Consultant’s performance of services herein is as an independent contractor. Consultant shall be responsible for paying any taxes due on amounts paid by Company for the Work. Consultant warrants that it and its employees have all the rights, permits and licenses required in order to perform the Work.

9.	If any provision of this agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this agreement which shall otherwise remain in full force and effect.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and to be effective as of the Effective Date.

Applied Micro Circuits Corporation	Robert Bagheri
By: /s/ Robert G. Gargus	By: /s/ Robert Bagheri

Robert G. Gargus

Printed Signatory’s Name	Robert Bagheri

Senior VP and CFO

Printed Signatory’s Title	Tax Identification Number

2/1/08	1/31/08

Date:	Date:

EXHIBIT A
GENERAL RELEASE OF CLAIMS
     THIS GENERAL RELEASE OF CLAIMS (the “Release”) is being given by Robert Bagheri (“Mr. Bagheri”) to and for the benefit of Applied Micro Circuits Corporation (“AMCC”) and will become effective on the date the Release is signed by Mr. Bagheri (the “Effective Date”).
RELEASE
     1. No Other Amounts Owing. Mr. Bagheri acknowledges that, except as expressly set forth in the Severance and Consulting Agreement between AMCC and Mr. Bagheri dated February 1, 2008 (the “Agreement”), Mr. Bagheri is not now and shall not in the future be entitled to any other payments, benefits or compensation including, without limitation, other wages, commissions, bonuses, paid time off, vacation pay, holiday pay, severance pay, or any other form of compensation or benefit; provided, however, that AMCC will promptly pay Mr. Bagheri for accrued but unused vacation hours and, per his request, will process the funds due Mr. Bagheri per the terms of the deferred compensation program and 401K retirement program.
     2. Release of All Claims. Mr. Bagheri hereby unconditionally, irrevocably and absolutely releases and discharges AMCC, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, successors and assigns, and any related holding, affiliate, parent, sister or subsidiary corporations (collectively, the “Released Parties”) from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law or in equity, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Mr. Bagheri’s employment with AMCC or its affiliates and the termination of said employment. This release specifically applies, without limitation, to any and all contract, common law or tort claims, all claims for attorneys’ fees, costs and expenses, claims for wrongful terminations, constitutional or other statutory claims, including, but not limited to, alleged violations of the California Labor Code or the federal Fair Labor Standards Act, the Executive Retirement Income Security Act, the National Labor Relations Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or any other federal or state statutes or provisions or common law theories available in any jurisdiction; provided, however, that this Release shall not apply to (i) claims by Mr. Bagheri for indemnification in his capacity as an officer, employee or director of AMCC or any of its related holding, affiliate, parent, sister or subsidiary corporations, whether under AMCC’s or an affiliate’s Certificate of Incorporation or By-Laws or pursuant to any other indemnification provision or agreement, including without limitation the Indemnification Agreement between AMCC and Mr. Bagheri (the “Indemnification Agreement”); (ii) rights to receive insurance payments or defense costs under any policy maintained by the Company or its affiliates; (iii) rights to receive retirement benefits that are accrued and fully vested as of the Termination Date; and (iv) rights Mr. Bagheri may have as a stockholder of AMCC, including without limitation to receive any payments as a stockholder in AMCC or any affiliate, whether as dividends, distributions or damages payments made to shareholders as a result of any derivative claims or shareholders’ class actions.
     3. No Further Action. Mr. Bagheri irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution by Mr. Bagheri of this Release, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Mr. Bagheri related in any way to the matters discharged herein. The foregoing notwithstanding, nothing in this provision is intended to interfere with Equal Employment Opportunity Commission’s, or state counterpart agency’s, authority to investigate charges filed with those agencies or Mr. Bagheri’s right to cooperate with those agencies.
     4. ADEA Waiver. Mr. Bagheri further acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under ADEA. Mr. Bagheri also acknowledges that the consideration given for the waiver and release to which he is agreeing herein is in addition to anything of value to which he was already entitled.

     Mr. Bagheri acknowledges that he is advised by this writing, as required by the Older Workers Benefit Protection Act, that:
a.	his waiver and release do not apply to any rights or claims that may arise after the Effective Date;

b.	he should consult with an attorney prior to executing this Release (although he may voluntarily choose not to do so);

c.	he may have at least 21 days to consider this Release (although he may by his own choice execute this Release earlier);

d.	he has seven days following the execution of this Release to revoke his release of ADEA claims; and

e.	this Release will not be effective until the Effective Date.
     5. Section 1542 Waiver. Mr. Bagheri does expressly waive all of the benefits and rights granted to him pursuant to California Civil Code section 1542, which reads as follows:
A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Mr. Bagheri does certify that he has read the Release provisions contained herein and the quoted Civil Code section, and that he fully understands all of the same. Mr. Bagheri hereby expressly agrees that this Release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now disclosed.
     6. Confidentiality. Mr. Bagheri agrees that all matters relative to his termination and this Release shall remain confidential. Accordingly, Mr. Bagheri hereby agrees that, with the exception of his spouse, counsel and tax advisors, he shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of AMCC, the terms and conditions of his termination and this Release.
     7. Knowing and Voluntary. Mr. Bagheri acknowledges that he has carefully read and fully understands all the provisions and effects of this Release. Mr. Bagheri further acknowledges that he has been given the opportunity to consult with his own independent legal counsel with respect to the matters referenced in this Release. Mr. Bagheri acknowledges that he has fully discussed this Release with his attorney or has voluntarily chosen to sign this Release without consulting an attorney, fully understanding the consequences of this Release. Mr. Bagheri further acknowledges that he is entering into this Release without coercion or duress from AMCC and that neither AMCC nor any of its agents or attorneys has made any representations or promises concerning the terms or effects of this Release other than those set forth in this Release.
     8. Successors and Assigns. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
     9. Employment Agreement. This Release is being given pursuant to the terms of the Agreement but does not in anyway amend, modify, cancel or rescind any term or condition contained therein.
IN WITNESS WHEREOF, the undersigned have executed this Release on the dates shown below.

Dated:	1/31, 2008	/s/ Robert Bagheri

Robert Bagheri

Exhibit B
1.	Contact. Consultant’s principal Company contact will be Robert Gargus.

2.	Services: Consultant will remain “on call” to render consulting services as directed by the Company. Consultant’s services shall include, but not be limited to, providing expertise and support in negotiating with Company vendors, including IBM, wafer fabrication, packaging, test and 3PL Consulting contract. Only the contact listed above in paragraph 1 is authorized to request services on behalf of the Company.

3.	Availability: Consultant guarantees his availability for up to 10 hours per week.

4.	Compensation.
(a)	The Company shall pay Consultant $4,000 per month for the duration of this Consulting Agreement. In addition, the Company will pay Consultant $500 per hour for each hour or portion thereof of Work performed in excess of 10 hours per week pursuant to written direction of the authorized contact. If Consultant’s Work exceeds 80 hours in a single calendar month Consultant shall be paid $250 per hour for the Work performed in excess of 10 hours per week rather than $500 per hour. All compensation for Work performed in excess of 10 hours per week worked must be pre approved in writing by Company before related costs are incurred.

(c)	The Company shall reimburse Consultant for all reasonable travel and living expenses incurred by Consultant in performing services pursuant to this Agreement, provided that Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses. Compensation for travel time shall be provided as follows: En route travel shall be compensated at 50% of the applicable hourly Compensation rate, if any, in an amount not to exceed 8 hours per day.

(d)	Consultant shall submit all statements for Work and expenses in a form approved by the Company describing in reasonable detail hourly Work performed for the previous month. Work must be invoiced within thirty (30) days of performance of the Work. Consultant shall provide additional detail of such Work upon request of Company.

(e)	Terms. Payment to Consultant is due no later than thirty (30) days after the end of the month in which the Work was performed.